UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 16, 2006
CROSSTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS, SUITE 100
DALLAS, TEXAS	75201
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As previously disclosed, on May 1, 2006, Crosstex Energy Services, L.P., a wholly-owned subsidiary of Crosstex Energy, L.P. (the “Partnership”), entered into a definitive Purchase and Sale Agreement with Chief Holdings LLC (“Chief”) and certain other parties to acquire Chief’s natural gas gathering pipeline systems and related facilities in the Barnett Shale (the “Chief Acquisition Agreement”). Crosstex Energy, Inc. (the “Registrant”) owns the two percent general partner interest, approximately 38 percent limited partner interest and the incentive distribution rights of the Partnership.
The Partnership’s Subordinated Series C Unit Purchase Transaction
     On May 16, 2006, to partially finance the Chief Acquisition Agreement, the Partnership entered into a privately negotiated Senior Subordinated Series C Unit Purchase Agreement (the “Senior Subordinated Series C Unit Purchase Agreement”) with Chieftain Capital Management, Inc. (as agent and attorney-in-fact for the purchasers who are its clients under separate investment advisor agreements), two closed-end funds sub-advised by Fiduciary Asset Management, LLC, Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., LB I Group Inc., an affiliate of Lehman Brothers, Inc., Tortoise Energy Infrastructure Corporation, Lubar Equity Fund, LLC, in which Sheldon B. Lubar, a member of the Board of Directors of the Registrant, owns a portion of the membership interest and also serves as a director of Lubar Equity Fund, LLC’s sole manager, Lubar & Co., Incorporated, and the Registrant (collectively, the “Series C Purchasers”) to issue and sell an aggregate of 12,829,650 Senior Subordinated Series C units representing limited partner interests of the Partnership (the “Senior Subordinated Series C Units”) for a purchase price of $28.06 per unit. The purchase price was negotiated by the Partnership and the Series C Purchasers in an arms-length negotiation prior to entering into the Chief Acquisition Agreement based on the market price of the Common Units, as defined below, at such time. Net proceeds to the Partnership from the private placement, including the general partner’s proportionate capital contribution and expenses associated with the sale, are expected to be approximately $367.6 million. The Registrant has agreed to purchase 6,414,830 Senior Subordinated Series C Units for a purchase price of $28.06 per unit.
     The Senior Subordinated Series C Units to be issued to the Series C Purchasers under the Senior Subordinated Series C Unit Purchase Agreement will automatically convert into common units representing limited partner interests of the Partnership (the “Common Units”) on February 16, 2008 at a ratio of one Common Unit for each Senior Subordinated Series C Unit. The Senior Subordinated Series C Units will not be entitled to distributions of available cash from the Partnership until such date.
     In connection with the closing of the Senior Subordinated Series C Unit Purchase Agreement, (i) the Partnership has agreed to enter into a Registration Rights Agreement with the Series C Purchasers relating to the registered resale of the Common Units issuable upon conversion of the Senior Subordinated Series C Units purchased pursuant to the Senior Subordinated Series C Unit Purchase Agreement and (ii) Crosstex Energy GP, LLC, the general partner of Crosstex Energy GP, L.P., the general partner of the Partnership, will enter into the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, which provides for the rights and obligations of the Senior Subordinated Series C Units. Each of the

Purchasers has agreed not to sell any of the Senior Subordinated Series C Units acquired under the Senior Subordinated Series C Unit Purchase Agreement until the expiration of 90 days after the closing of the Senior Subordinated Series C Unit Purchase Agreement.
The Registrant’s Common Stock Purchase Agreement
     Also on May 16, 2006 to partially finance the purchase of units, the Registrant entered into a privately negotiated Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Chieftain Capital Management, Inc., Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., LB I Group Inc., an affiliate of Lehman Brothers Inc., Lubar Equity Fund, LLC and Tortoise North American Energy Corp. (collectively, the “Common Stock Purchasers”) to issue and sell an aggregate of 2,550,260 shares of common stock, par value $.01 per share (“Common Stock”), for a purchase price of $70.17 per share, except with respect to the Lubar Equity Fund, LLC, which will purchase the Common Stock at a price of $76.90 per share. The purchase price was negotiated by the Company and the Common Stock Purchasers in an arms-length negotiation prior to entering into the Chief Acquisition Agreement based on the market price of the Common Stock at such time. Net proceeds to the Company from the private placement, including expenses associated with the sale, are expected to be approximately $180 million.
     In connection with the closing of the Common Stock Purchase Agreement the Company has agreed to enter into a Registration Rights Agreement with the Purchasers relating to the registered resale of the Common Stock. Each of the Common Stock Purchasers has agreed not to sell any of the Common Stock until the expiration of 90 days after the closing of the Common Stock Purchase Agreement.
Other
     Both the Senior Subordinated Series C Unit Purchase Agreement and the Common Stock Purchase Agreement (collectively, the “Purchase Agreements”) are scheduled to close concurrently with the closing of the Chief Acquisition Agreement, which the Registrant expects to occur in late June 2006. The Purchase Agreements may be terminated if the closing of the Chief Acquisition Agreement does not occur on or before August 31, 2006. The closing of the Purchase Agreements is conditioned upon the closing of the Chief Acquisition Agreement and other customary conditions.
     The description of the Purchase Agreements above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreements, a copy of each is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     On May 16, 2006, the Company entered into a privately negotiated Common Stock Purchase Agreement with the Purchasers to issue and sell 2,550,260 shares of Common Stock.

Pursuant to the terms of the Common Stock Purchase Agreement, the Common Stock will be issued and sold by the Company concurrently with the closing of the Chief Acquisition Agreement in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. For additional information about the Common Stock Purchase Agreement, see Item 1.01 of this Current Report on Form 8-K which is incorporated in this Item 3.02 by reference.
Item 7.01 Regulation FD Disclosure
     On May 17, 2006, the Company issued a press release announcing that it had entered into the Common Stock Purchase Agreement with the Purchasers and the Senior Subordinated Series C Unit Purchase Agreement with the Partnership. A copy of the press release is furnished as an Exhibit to this Current Report on Form 8-K. In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Senior Subordinated Series C Unit Purchase Agreement, dated as of May 16, 2006, by and among Crosstex Energy, L.P. and each of the Purchasers set forth on Schedule A thereto.

10.2	—	Stock Purchase Agreement, dated as of May 16, 2006, by and among Crosstex Energy, Inc. and each of the Purchasers set forth on Schedule A thereto.

99.1	—	Press release dated May 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.
Date: May 17, 2006	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Senior Subordinated Series C Unit Purchase Agreement, dated as of May 16, 2006, by and among Crosstex Energy, L.P. and each of the Purchasers set forth on Schedule A thereto.

10.2	—	Stock Purchase Agreement, dated as of May 16, 2006, by and among Crosstex Energy, Inc. and each of the Purchasers set forth on Schedule A thereto.

99.1	—	Press release dated May 17, 2006.